UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): August 8, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 8, 2016, the Board of Directors (the “Board”) of Swift Energy Company (the “Company) determined to commence a search for a new Chief Executive Officer and a new Chief Financial Officer of the Company. Accordingly, as contemplated under their respective employment agreements, the Board delivered notices to Terry E. Swift, Chief Executive Officer and member of the Board of Directors, and Alton D. Heckaman, Jr., Executive Vice President and Chief Financial Officer (and designated principal accounting officer), concerning their retirement and termination from employment and all officer positions within the Company and its subsidiaries following a transition period, which is expected to be over the next several months. The Board also approved that Mr. Swift shall remain on the Board until his departure as Chief Executive Officer.
Messrs. Swift and Heckaman shall receive severance benefits in accordance with their Third Amended and Restated Employment Agreements, which were filed on April 28, 2016, as Exhibit 10.5 and 10.7, respectively, to Form 8-K.
Item 8.01.    Other Events
On August 9, 2016, the Company announced via two press releases the matters reported in Item 5.02 of this Form 8-K. These press releases are attached to this report as Exhibits 99.1 and 99.2.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibit.

Exhibit Number	Description

99.1	Swift Energy Company press release dated August 9, 2016, regarding Terry E. Swift
99.2	Swift Energy Company press release dated August 9, 2016, regarding Alton D. Heckaman, Jr.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 9, 2016

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Swift Energy Company press release dated August 9, 2016, regarding Terry E. Swift
99.2	Swift Energy Company press release dated August 9, 2016, regarding Alton D. Heckaman, Jr.

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